Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of March 3, 2022, is by and among (i) Dragon Victory International Limited, an exempted company with limited liability, organized and existing under the laws of the Cayman Islands (the “Company”), (ii) LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP, a Cayman Islands Segregated Portfolio Company (the “1st Closing Purchaser”), and (iii) each of the Persons whose name is set forth on Schedule A attached thereto (the “2nd Closing Purchasers” and each a “2nd Closing Purchaser,” together with the 1st Closing Purchaser, the “Purchasers” and each a “Purchaser,” together with the Company, the “Parties” and each a “Party”).

WITNESSETH:

WHEREAS, the Parties entered into a Securities Purchase Agreement dated August 6, 2021, (the “Securities Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Securities Purchase Agreement to extend the Closing Deadline (as defined in the Securities Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

2. Amendments. the Parties hereby amend the Securities Purchase Agreement as follows:

Section 2.02 (a) shall be deleted in its entirety and replaced with the following sentence:

“(a) Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all such relevant Conditions (other than Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at Closing), (A) the closing of the sale and purchase of the 1st Closing Subscribed Shares pursuant to this Section 2.02(a) (the “1st Subscription Closing”) shall take place remotely by electronic means on (i) the third Business Day after the date on which the applicable Conditions (other than the Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) any other date as may be agreed by the 1st Closing Purchaser and the Company in writing (the “1st Subscription Closing Date”), and (B) each closing of the sale and purchase of the applicable 2nd Closing Subscribed Shares pursuant to this Section 2.02(a) (each, a “2nd Subscription Closing”) shall take place remotely by electronic means on the day on which the 2nd Closing Purchase Price payable by such 2nd Closing Purchaser shall have been wired to the Company, and (ii) any other date as may be agreed by the applicable 2nd Closing Purchasers and the Company in writing (each, a “2nd Subscription Closing Date”; together with the 1st Subscription Closing Date, each a “Closing Date” ); provided that (i) the 1st Subscription Closing shall occur no later than four (4) months following the date hereof (the last day of the foregoing four-month period and if such date does not fall on a Trading Day, then the immediately next Trading Day, the “1st Closing Deadline”), and (ii) any 2nd Subscription Closing shall occur no later than Twelve (12) months following the effective date of the Registration Statements (as defined in the Registration Rights Agreement) covering the resale of all of the 2nd Closing Subscribed Shares (the last day of the foregoing five-month period and if such day does not fall on a Trading Day, then the immediately next Trading Day, the “2nd Closing Deadline”).”

3. Ratification. Except as expressly amended by this Amendment, the terms and conditions of the Securities Purchase Agreement are hereby confirmed and shall remain in full force and effect without impairment or modification.

4. Conflict. In the event of any conflict between the Securities Purchase Agreement and this Amendment, the terms of this Amendment shall govern.

5. Governing Law. This Amendment shall be governed by the internal laws of the State of New York without regard to the conflict of laws principles thereof.

6. Counterparts. This Amendment may be executed in any number of counterparts and delivered by email/.pdf format or by facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered on their behalf as of the date first above written.

THE COMPANY:

DRAGON VICTORY INTERNATIONAL LIMITED

By	/s/ Liu Limin
Name:	Liu Limin
Title:	CEO

1st CLOSING PURCHASER:

LSQ Investment Fund SPC, a Cayman Islands Segregated Portfolio Company, for and on behalf of Disruptive Opportunity Fund II SP

By	/s/ Wang Bingzhong
Name:	Wang Bingzhong
Title:	Director

Sub-Investment Manager at KBR Fund Management Limited, in its capacity as sub-investment manager of LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP

By	/s/ Bob Chan
Name:	Bob Chan
Title:	Director

2nd CLOSING PURCHASER:

Elephas Global Master Fund

By	/s/ Li Yiwen
Name:	Li Yiwen
Title:	Director

Jiayi Huang

By	/s/ Jiayi Huang
Name:	Jiayi Huang
Title:	N/A

Consulting Company:

Natural Selection Capital Holdings Limited, a Cayman company

By	/s/ Wang Bingzhong
Name:	Wang Bingzhong
Title:	Director

Ni Ming

By	/s/ Ni Ming
Name:	Ni Ming

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